EXHIBIT 1.(3)(a)

                       AMENDED AND RESTATED AND RESTATED
                   DISTRIBUTION AND ADMINISTRATION AGREEMENT
                                BY AND BETWEEN
                          USAA LIFE INSURANCE COMPANY
                                      AND
                      USAA INVESTMENT MANAGEMENT COMPANY


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                       AMENDED AND RESTATED AND RESTATED
                   DISTRIBUTION AND ADMINISTRATION AGREEMENT

      This Distribution and Administration Agreement (the "Agreement") made on the 16th day of December, 1994, and amended March 30, 1998, by and between USAA Life Insurance Company, ("USAA LIFE" or the "Company"), a Texas insurance corporation on its own behalf and on behalf of the Separate Account of USAA Life Insurance Company (the "Separate Account") and The Life Insurance Separate Account of USAA Life Insurance Company (the "Life Insurance Separate Account") as to each of which the Company is the depositor, and USAA Investment Management Company, a registered broker-dealer and registered investment adviser organized as a corporation under the laws of Delaware ("USAA IMCO" or the "Distributor").

                                   RECITALS

      WHEREAS, the Company has established and maintains the Separate Account, a separate investment account pursuant to the laws of Texas, for the purpose of funding flexible premium variable annuity contracts (the "Contract" or


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"Contracts")  offered  pursuant to a Registration  Statement  relating thereto
filed  with  the  Securities  and  Exchange   Commission  (the  "SEC"  or  the
"Commission") pursuant to the Securities Act of 1933, as amended (the "1933 Act"); and

      WHEREAS, the Company also has established and maintains the Life Insurance Separate Account, a separate investment account pursuant to the laws of Texas, for the purposes of funding flexible premium variable universal life insurance policies (the "Policy" or "Policies") to be offered after the effectiveness of the Registration Statement relating thereto filed with the SEC pursuant to the 1933 Act; and

      WHEREAS, the Separate Account will be registered as a unit investment trust under the Investment Company Act of 1940 (the "1940 Act"); and

      WHEREAS, the Life Insurance Separate Account will be registered as a unit investment trust under the Investment Company Act of 1940 (the "1940 Act"); and

      WHEREAS, the Distributor is an affiliate of the Company, is registered as a broker-dealer under the Securities Exchange Act of 1934 (the "1934 Act") and under the securities laws in all 50 states, is a member of the National


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Association of Securities  Dealers,  Inc.  ("NASD") and is authorized to offer and sell mutual funds and variable insurance products, and is the principal underwriter and distributor of the USAA Life Investment Trust (the "Trust"), a Delaware business trust registered as an investment company under the 1940 Act; and

      WHEREAS, the Company has extensive experience in the operation of its insurance business and has trained personnel, equipment, and facilities for conducting its present and future insurance operations; and

      WHEREAS, the Distributor has extensive experience in the operation of its business as registered broker-dealer and has trained (and NASD-registered) personnel, equipment, and facilities for conducting its present and future broker-dealer operations (the term "broker-dealer" as hereinafter used shall include the offering, solicitation, and sale of registered securities, broker-dealer compliance monitoring activities, and procedures associated therewith and all activities incidental, ancillary, or complementary to the business of a securities broker-dealer); and


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

      WHEREAS, premiums received from owners of Contracts ("Contractowners") will be deposited at the Contractowner's designation in the Separate Account and/or in the Company's general account, and the Separate Account will invest in shares of the Trust; and

      WHEREAS, premiums received from owners of Policies ("Policyowners") will be deposited at the Policyowner's designation in the Life Insurance Separate Account, and the Separate Account will invest in shares of the Trust; and

      WHEREAS, certain personnel of the Company or its affiliates may engage, or be deemed to be engaged, directly or indirectly, in the offering, selling, advertising or marketing of Contracts and Policies, including without limitation, such activities as confirming transactions as required by 1934 Act Rule 10b-10 and maintenance of records required by 1934 Act Rules 17a-3 and 17a-4 or other SEC or NASD rules applicable to registered broker-dealers (all Company personnel engaged in these activities, as well as all other persons whom Section 3(a)(18) of the 1934 Act defines as associated persons of the Distributor, are referred to herein as "Associated Persons"); and


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

      WHEREAS, USAA IMCO also serves as the Investment Adviser (the "Adviser") to the Trust, the Trust is the investment medium for the Separate Account and the Life Insurance Separate Account, USAA Life is the depositor and administrator of the Separate Account and the Life Insurance Separate Account, and USAA IMCO receives, as Adviser to the Trust, an advisory fee that is detailed in a separate Investment Advisory Agreement between the Trust and USAA IMCO; and

      WHEREAS, the Company and the Distributor desire to enter into an agreement to have the Distributor, which shall at all times function and be deemed to be an independent contractor, act as the Company's principal underwriter for the sale of the Contracts and Policies funded through the Separate Account and the Life Insurance Separate Account, respectively; and

      WHEREAS,  the  Distributor  and the Company  acknowledge  the  Company's operations as being the best-suited to provide certain administrative functions in connection with the Contracts and Policies, subject at all times to the control and direction of the Distributor with respect to broker-dealer operations.


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

      NOW,  THEREFORE,   in  consideration  of  the  mutual  covenants  herein
contained, and of the mutual expectations of benefit occurring from the activities herein contemplated, the parties hereto agree as follows:

1.    APPOINTMENT OF THE DISTRIBUTOR

      The Company shall during the term of this Agreement take all action which is required to cause the Contracts and Policies to comply as insurance products, interests thereunder to comply as registered securities, and the Separate Account and the Life Insurance Separate Account to qualify as registered investment companies, under all applicable federal and state laws and regulations. The Company shall immediately notify the Distributor of any failure to comply or qualify or of any order or instruction of any regulatory, judicial or governmental authority to cease or limit the offer or sale of the Contracts or Policies or any of the Company's operations related thereto.

      The Company appoints the Distributor and the Distributor shall act as the exclusive principal underwriter for the sale of the Contracts and Policies to the public, during the term of this Agreement, in each state and other jurisdictions in which such Contracts and Policies may lawfully be sold. The Distributor shall offer the Contracts and Policies for sale and distribution,


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but shall be under no obligation to effectuate any particular  amount of sales of Contracts or Policies. In this connection, the Distributor shall distribute prospectuses of the Trust together with prospectuses of the Separate Account for the Contracts and the prospectuses of the Life Insurance Separate Account, as required by the SEC.

      The Distributor in its capacity as broker-dealer will be solely responsible for monitoring and controlling the activities of all Associated Persons involved in the distribution and sale of the Contracts and Policies. Applications for the Contracts and Policies shall be solicited only by Associated Persons who are registered with the NASD as representatives of the Distributor ("Registered Representatives"), and who are duly and appropriately licensed or otherwise qualified to sell such Contracts and Policies in each state or other jurisdiction. The Company shall undertake to appoint the Distributor's Registered Representatives as life insurance agents of the Company, which agents will be salaried employees of the Company. Completed applications for the Contracts or Policies shall be transmitted directly to the Company or to an appointed Third Party Administrator or other designated agent (each a "TPA").

      Initial and subsequent  premium payments under the Contracts or Policies


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shall be made  payable to the Company or its  designee  and any such  payments which come into the possession of the Distributor shall be immediately delivered to the Company or its designee. The Company and any TPA shall provide all Contract and Policy issue services at their own expense. Anything in this Agreement to the contrary notwithstanding, the Company retains the ultimate right to control the sale of the Contracts and Policies, including the right to suspend sales in any jurisdiction or jurisdictions, and to appoint and discharge insurance agents of the Company. The Company shall, however, cooperate with and assist USAA IMCO to insure that USAA IMCO as broker-dealer controls the manner and whether or not the Contracts and Policies are sold for purposes of compliance with federal and state securities law. The Distributor and the Company shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement.

2.    REGISTRATION OF REPRESENTATIVES

      The Distributor shall be responsible for ensuring that the individual Registered Representatives offering or selling the Contracts and Policies are duly registered and qualified pursuant to the 1934 Act, NASD regulations, and any other required securities regulatory body.


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

3.    LIFE INSURANCE LICENSING

      The Company shall be responsible for ensuring that the Registered Representatives are duly qualified, under the insurance laws of the applicable jurisdictions, to sell the Contracts and Policies.

4.    SUITABILITY

      The Company desires to ensure that Contracts and Policies sold by the Distributor will be issued to purchasers for whom the Contracts or Policies will be suitable. The Distributor shall establish written procedures which will require Registered Representatives to review all applications to determine that the Contracts or Policies are a "suitable" investment vehicle for the applicant. While not limited to the following, a determination of suitability shall be based on information furnished to a Registered Representative after reasonable inquiry of such applicant concerning the applicant's investment objectives and financial situation and needs, including the likelihood that the applicant will make sufficient premium payments to derive the benefits thereof. Registered Representatives of USAA IMCO will review every application for the Contracts or Policies to insure that it meets the "suitability requirement" detailed in the NASD's Conduct Rules.


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

5.    SALES AIDS; PROMOTIONAL MATERIAL

      The Company shall have responsibility for furnishing to the Distributor's Registered Representatives all sales aids, and promotional material related to the solicitation and sale of the Contracts and Policies, all at the Company's expense, and the Distributor shall not use any other such aids, or material without the specific advance approval of the Company. Such material shall have been approved in advance by the Distributor. The Distributor, at its discretion, directly or through the Company as its agent, shall cause such material to be filed with and reviewed by the NASD, the SEC, or any other required securities regulatory body, as appropriate. The Company, at its expense, shall make timely filings of all such aids, material, or proposals with any insurance regulatory authorities, as required.

      No person shall, in connection with the offer or sale of the Contracts or Policies, make any representations or communicate any information regarding the Contracts, Policies or the Company which are not contained in materials approved pursuant to this Section 5 or in the then-effective 1933 Act
Registration Statement for the Separate Account and the Life Insurance Separate Account, respectively.


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

6.    COMPENSATION

      The Company shall pay the salaries and employee fringe benefits of the Registered Representatives of the Distributor. Such salaries and benefits shall be their sole compensation and shall not be related to the volume of the sales of the Contracts or Policies made during a specified time period.

      The Company will receive all amounts charged as the Fixed Fund Account Withdrawal Charge under the Contracts. The parties understand that the Company is charging the Fixed Fund Account Withdrawal Charge to help enable the Company to declare higher rates of interest than it could otherwise declare, is deducting no specific charge for the cost of distributing the Contracts, and is assuming the risk that the charges under the Contract may be insufficient to cover the Company's actual expenses and costs assumed in connection with the Contracts.

7.    ADMINISTRATION, RECORDS AND CONFIRMATIONS

      The Company shall be primarily responsible for the internal record-keeping and general office administration necessary for the sale of the Contracts and Policies subject to the Distributor's review and approval. The Company in its discretion and with the understanding of the Distributor, may


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

delegate some or all of its record keeping functions to a TPA pursuant to a separate written agreement. The books and records maintained by the Company or TPA as agent for the benefit of the Distributor will conform to the requirements of Rule 17a-3 and Rule 17a-4 under the 1934 Act, and as further amplified in SEC Release 34-8389. Furthermore, such books and records shall remain the property of the Distributor, shall be surrendered promptly to the Distributor at its request without charge, and shall at all times be subject to inspection by the Distributor, the SEC pursuant to Section 17(a) of the 1934 Act and any other appropriate governmental agency.

      The Distributor shall have responsibility for maintaining the records required of it by applicable law or regulations with respect to broker-dealer operations, although, in the Distributor's discretion and at the Company's expense, the Distributor may use the Company or any TPA as its agent for this purpose, as described in the preceding paragraph.

      Any and all books, accounts, and records of the Company, the Separate Account, the Life Insurance Separate Account, and the Distributor as may pertain to the Contracts, Policies and this Agreement shall be maintained so as to clearly and accurately disclose the nature and details of Contract and


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Policy transactions or any transactions related thereto. The Distributor shall keep confidential any information obtained pursuant to this Agreement and shall disclose such information only if the Company has authorized such disclosure, or if such disclosure is expressly required by applicable federal or state authorities.

      The Distributor, directly or through the Company or any TPA as the Distributor's agent (at the Company's expense), shall, upon or prior to the completion of each Contract or Policy transaction for which a confirmation is legally required, send a written confirmation to the Contractowner or Policyowner for each such respective transaction, in a form and manner that complies with the requirements of the 1934 Act, state laws and regulations, and the disclosure requirements of the NASD. Such confirmations will be furnished to all Contractowners or Policyowners in accordance with securities laws, will reflect the facts of the transaction, and will show that they are being sent by the Company on behalf of the Distributor. The parties agree that the form and the manner of use of confirmations in connection with transactions occurring in Contract or Policy accounts shall be supervised by the Distributor. The Company shall prepare and distribute such confirmations in accordance with the Distributor's instructions. The Company shall make no changes or variations in either the form or the manner of distribution of such


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

confirmations without the written approval of the Distributor and shall cause such confirmations to be issued as directed by the Distributor and on behalf of the Distributor.

8.    EXAMINATION AND PROCEEDINGS

      The Distributor and the Company shall cooperate fully in any insurance regulatory examination, investigation, or proceeding or any judicial proceeding arising in connection with the Contracts and Policies distributed under this Agreement. The Distributor and the Company shall cooperate fully in any securities regulatory examination, investigation or proceeding or any judicial proceeding with respect to the Company, the Distributor, and their respective affiliates, agents and representatives to the extent that such examination, investigation, or proceeding is in connection with Contracts and Policies distributed under this Agreement. The Distributor shall furnish applicable federal and state regulatory authorities with any information or reports in connection with its services under this Agreement, which authorities may request in order to ascertain whether the Company's operations are being conducted in a manner consistent with any applicable law or regulations.


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

      In the case of an oral or written consumer or regulatory agency complaint, the Distributor and the Company shall promptly notify the other and shall coordinate and fully cooperate in responding to such complaints. The Distributor and the Company shall develop procedures to coordinate, investigate and respond to such complaints.

9.    OTHER COMPLIANCE REQUIREMENTS

      The Distributor shall be responsible for the securities activities of, and for securities law compliance by, any Associated Person engaged directly or indirectly in the flexible premium variable annuity operation or the flexible premium variable universal life insurance operation. This shall include (i) compliance with NASD Conduct Rules and with federal and state laws and regulations, and (ii) the appropriate training and qualification of Associated Persons, at the Company's expense. The Distributor, in order to discharge its duties under this provision of the Agreement, shall be authorized to and shall designate such Company personnel as it deems necessary to qualify as limited or general securities principals ("Limited Principals" or "General Principals"), which individuals shall supervise the securities activities of, and securities law compliance by, those Registered
Representatives selling the Contracts and Policies, all in accordance with applicable laws, regulations and NASD requirements. Further, the Distributor


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

shall have the authority to require such written compliance procedures as it deems advisable to be established by the Company with respect to any aspect of the Company's business that affects broker-dealer operations with respect to the Contracts and Policies and, through the Limited and General Principals, monitor and enforce compliance with said procedures. The Company shall cooperate and provide any assistance required by the Distributor in order to insure that the Distributor and Associated Persons engaged directly or indirectly in the sale of the Contracts and Policies remain in compliance with any such compliance procedures and appropriate securities laws, regulations and the NASD's General Rules and Conduct Rules.

      The Distributor will execute such papers and do such acts and things as shall from time to time be reasonably requested by the Company for the purpose of (a) maintaining the registration of the Contract interests and Policy interests under the 1933 Act and the Separate Account and the Life Insurance Separate Account under the 1940 Act, and (b) qualifying and maintaining qualification of the Contracts and Policies for sale under the applicable laws of any state.

      Upon the  completion of each  transaction  for which a  confirmation  is


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legally  required,  the Company or a TPA shall, on behalf of the  Distributor, send a written confirmation of such transaction reflecting the facts of the transaction.

10.   CONTRACT PAYMENTS

      The Company shall provide payment services, with respect to the Contracts and Policies, including payments representing Contract or Policy loans, full and partial surrenders, and amounts paid under Contract or Policy settlement options.


11.   COMPANY SERVICES

      The Company shall provide or arrange to provide, at its expense, all necessary services in connection with the operational aspects of the Contracts and Policies. These services shall include, but are not limited to, actuarial, accounting, data processing, legal, regulatory, Contractowner and Policyowner service and any other actions required by the Company in its discretion. In addition to these services, or other services provided hereunder, the Company shall provide such executive, clerical, and other personnel related services as may be required to carry out the Company's obligations under this Agreement, including its obligation to perform certain functions on the Distributor's behalf.


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

12.   EXPENSE ALLOCATION

      Expenses under this Agreement are allocated in this Section 12. If, at a later time, the Agreement gives rise to other expenses, they shall be allocated as the parties may decide in writing at that time. The Company hereby agrees that it will bear the cost of the Associated Persons' salaries and securities licensing fees; securities registration expenses and filing fees with respect to the Contracts and the Separate Account and the Policies and the Life Insurance Separate Account; costs of preparing, printing and distributing all prospectuses, statements of additional information, notices, periodic reports, and proxy solicitation material with respect to the Contracts and Policies, costs of sales literature and other promotional material, applications for exemptions, requests for no-action letters, and all amendments to any of the above; costs of preparing, printing, and filing Contract and Policy forms; and direct legal and accounting expenses in connection with any of the foregoing. Any of these expenses which may be initially assumed by the Distributor will be reimbursed to it by the Company upon presentation of the appropriate documentation in writing evidencing such expenditures. Nothing in this Agreement shall be deemed to allocate any operational or organizational expense of the Trust, or the offer and sale of its shares, which expense shall be allocated pursuant to a separate agreement or agreements pertaining to that entity


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

13.   INDEMNIFICATION

      a) Whenever the Company is referred to in this Section (13), it is to be construed to specifically also refer to and include the Separate Account and the Life Insurance Separate Account.

      b) The Company shall indemnify and hold harmless the Distributor, its agents, employees and each person, if any, who controls the Distributor against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person's acquiring any Contract or Policy, which may be based upon any federal or state securities act, or on any other statute or at common law, (i) on the ground that the registration statement or related prospectus, as from time to time amended and supplemented, or the annual or interim reports to Contractowners or Policyowners, any published marketing materials or communications with any Contractowner or Policyowners or prospective Contractowner or Policyowner concerning the Contract or Policy, respectively, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Company in connection therewith by or on behalf of the Distributor; or (ii) on


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the ground that a TPA (other than a TPA controlled by  Distributor)  failed to comply with any applicable securities law and regulations in connection with its rendering of Contract or Policy issue, recordkeeping, or confirmation services under this Agreement; provided, however, that in no case (a) is the indemnity of the Company in favor of the Distributor and any such controlling persons to be deemed to protect the Distributor or any such controlling persons thereof against any liability to the Company or its Contractowners or Policyowners to which the Distributor or any such controlling persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement, or (b) is the Company to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any such controlling persons, unless the Distributor or such controlling persons, as the case may be shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Distributor or such controlling persons (or after the Distributor or such controlling persons shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which the Company may have to the person against whom such action is


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brought otherwise than on account of the Company indemnity agreement contained in this paragraph. The Company will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Distributor or such controlling person or persons, defendant or defendants in the suit. In the event the Company elects to assume the defense of any such suit and retain such counsel, the Distributor or such controlling person or persons, defendant or defendants in the suit, shall bear the fees and expense of any additional counsel retained by the Distributor or such controlling person or persons, but, in case the Company does not elect to assume the defense of any such suit, it will reimburse the Distributor or such controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expense of any counsel retained by them. The Company shall promptly notify the Distributor of the commencement of any litigation or proceedings against the Company or any of its officers, directors, employees or agents in connection with the issuance or sale of the Contracts or Policies.

      c) The Distributor shall indemnify and hold harmless the Company, its agents, employees and each person, if any, who controls the Company against any loss, liability, claim, damage or expense (including the reasonable cost


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of investigating or defending any alleged loss,  liability,  claim,  damage or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person's acquiring any Contract or Policy, which may be based upon any federal or state securities act, or on any other statute or at common law, on the ground that the registration statement or related prospectus, as from time to time amended and supplemented, or the annual or interim reports to Contractowners or Policyowners, any published marketing materials or
communications   with  any   Contractowner   or   Policyowner  or  prospective
Contractowner or Policyowner concerning the Contract or Policy, respectively, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished in connection therewith by or on behalf of the Company; provided, however, that in no case
(a) is the indemnity of the Distributor in favor of the Company and any such controlling persons to be deemed to protect the Company or any such controlling persons thereof against any liability to the Distributor to which the Company or any such controlling persons would otherwise be subject by
reason  of  willful  misfeasance,   bad  faith  or  gross  negligence  in  the
performance  of  its  duties  or  by  reason  of  reckless  disregard  of  its


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

obligations and duties under this Agreement, or (b) is the Distributor to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Company or any such controlling persons, unless the Company or such controlling persons, as the case may be shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Company or such controlling persons (or after the Company or such controlling persons shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which the Distributor may have to the person against whom such action is brought otherwise than on account of the Distributor indemnity agreement contained in this paragraph. The Distributor will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Distributor elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Company or such controlling person or persons, defendant or defendants in the suit. In the event the Distributor elects to assume the defense of any such suit and retain such counsel, the Company or such controlling person or persons, defendant or defendants in the suit, shall bear the fees and expense of any additional counsel retained by the Company or such controlling person or persons, but, in case the Distributor does not elect to assume the defense of any such suit, it will reimburse the Company or such controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expense of any counsel retained by them. The Distributor shall promptly notify the Company of the commencement of any litigation or proceedings against the Distributor or any of its officers, directors, employees or agents in connection with the issuance or sale of the Contracts or Policies.


14.   TERMINATION

      This Agreement shall be effective as of the date first above written and shall remain in full force and effect thereafter, provided, however, that either party may terminate this Agreement without penalty, with or without cause, on not less than sixty (60) days' written notice to the other party.

15.   AMENDMENT

      This Agreement may be amended at any time by a writing executed by the parties.


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

16.   NON-ASSIGNMENT

      This Agreement shall not be assigned by either party without the prior written consent of the other party.

17.   GOVERNING LAW

      This Agreement shall be interpreted in accordance with and governed by the laws of the State of Texas.


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

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.


USAA LIFE INSURANCE COMPANY,                      USAA INVESTMENT
on its own behalf and on behalf of                MANAGEMENT COMPANY
SEPARATE ACCOUNT OF
USAA LIFE INSURANCE COMPANY

BY: /s/ EDWIN L. ROSANE                           BY: /s/ MICHAEL J.C. ROTH
    -------------------                               ---------------------
    Edwin L Rosane                                    Michael J.C. Roth
    President & CEO                                   President


ATTEST: /s/ DWAIN A. AKINS                        ATTEST:/s/ MICHAEL D. WAGNER
        ------------------                               ---------------------
        Dwain A. Akins                                   Michael D. Wagner
        Assistant Secretary                              Secretary


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